Exhibit 99.1

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

Ú  TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED  Ú

AMEGY BANCORPORATION, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

AMEGY BANCORPORATION, INC.

P R O X Y	The undersigned hereby appoints Walter E. Johnson, Paul B. Murphy, Jr. and Scott J. McLean, and each of them, with or without the others, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of Amegy Bancorporation, Inc. (the “Company”), to be held at the Company’s corporate offices, 4400 Post Oak Parkway, Houston, Texas, on October 11, 2005, at 10:00 a.m. (Houston time) and all adjournments and postponements thereof as indicated on the reverse.

THIS PROXY WILL BE VOTED AS YOU SPECIFY ON THE REVERSE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED (1) FOR THE PROPOSAL TO APPROVE THE PLAN OF MERGER CONTAINED IN THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 5, 2005, BY AND AMONG ZIONS BANCORPORATION, INDEPENDENCE MERGER COMPANY, INC., AND THE COMPANY, AND (2) FOR THE PROPOSAL TO APPROVE ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PLAN OF MERGER.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the related proxy statement/prospectus.

(Continued and to be signed on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Amegy Bancorporation, Inc.

common stock for the upcoming Special Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.	Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-547-4634, on a touch-tone telephone. If outside the U.S. or Canada , call 1-610-993-0190. Please follow the simple instructions.

OR

2.	Vote by Internet—Please access https://www.proxyvotenow.com/abnk and follow the simple instructions on the screen. Please note you must type an “s” after “http”.

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.	Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Amegy Bancorporation, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5154, New York, NY 10126-2375.

Ú  TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED  Ú

☒	Please mark your vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1.	Proposal to approve the plan of merger contained in the Agreement and Plan of Merger,	FOR	AGAINST	ABSTAIN
	dated as of July 5, 2005, by and among Zions Bancorporation, Independence Merger	☐	☐	☐
Company, Inc., and the Company.

2.	Proposal to approve adjournments or postponements of the special meeting, if necessary,	FOR	AGAINST	ABSTAIN
	to permit further solicitation of proxies if there are not sufficient votes at the time of the	☐	☐	☐
special meeting to approve the plan of merger.

To change your address, please mark	☐
this box and note changes to the left.

Date	, 2005

Signature

Signature

NOTE: Joint owners must each sign. Please sign your name exactly as it appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If held by a corporation, please sign in the full corporate name by the president or other authorized officer.